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REAL ESTATE

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.        A review of the Servicer’s activities during the calendar year 2017 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.        To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2018

PNC Bank, National Association

d/b/a Midland Loan Services

/s/ Steven W. Smith

Steven W. Smith

Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I
CCRE Commercial Mortgage Securities LP
Recipient Role	Deal Name	Series Number	Midland Role
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2011‐C1	Master Servicer
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016‐C3
Master Servicer of the NMS Los Angeles Multifamily Portfolio serviced under the COMM 2015‐CCRE27 PSA.
Special Servicer of the AG Life Time Fitness Portfolio loan under the COMM 2016‐CCRE28 PSA.
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016‐C4
Special Servicer of the AG Life Time Fitness Portfolio and Hyatt Regency St. Louis at The Arch loans under the COMM 2016‐CCRE28 PSA.
Master Servicer of the NMS Los Angeles Multifamily Portfolio loan under the COMM 2015‐CCRE27 PSA
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016‐C6
Master Servicer of the 132 West 27th Street loan under the MSC 2016‐UBS11 PSA.
Master Servicer of the Mills Fleet Farm loan under the CGCMT 2016‐C3 PSA
Special Servicer of the Fresno Fashion Fair loan under the JPMDB 2016‐C4 PSA
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2016‐C7	Master and Special Servicer
Master Servicer of the 681 Fifth Avenue loan under the MSC 2016‐UBS12 PSA.
Special Servicer of the Fresno Fashion Fair loan under the JPMDB 2016‐C4 PSA
Depositor	CCRE Commercial Mortgage Securities, LP	Series 2017‐C8
Master and Special Servicer on the Google Kirkland Campus Phase II loan under the CFCRE 2016‐C7 PSA.
Master Servicer on the Yeshiva University Portfolio under the MS 2017‐H1 PSA.